Exhibit 10.5

Number: HHHT(2014)ZGZY0001

Maximum Amount Pledge Contract

(Brief Summary Translation for Reference Only)

Pledgor:	Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd.
Address:	Yongye Industrial Park, Jinshan Boulevard,
Jinshan Development Zone, Hohhot
Postal Code:	010010
Legal Representative:	SUN Xiaofeng
Postal Code:
Telephone:
Fax:
Account Bank:	China Everbright Bank Holdings. Co., Ltd.,
Hohhot University Street East Branch
Account Number:	50140188000011519

Pledgee:	China Everbright Bank Holdings. Co., Ltd., Hohhot Branch
Address:	78 Xinhua Road East, Saihan District, Hohhot
Postal Code:	010010
Legal Representative:	ZHANG Ling
Processing Person:	YANG Jun
Telephone:	0471-5165035
Fax:

Article I Preamble

To ensure the performance of the Comprehensive Credit Facility Agreement (Contract Number: HHHT(2012)ZHSX0034) (the "Master Contract"), dated March 13, 2014, entered into between Inner Mongolia Yongye Nongfeng Biotech Co., Ltd. (the “Borrower”) and the Pledgee, the Pledgor agrees to provide certain invention patents, to which the Pledgor has the ownership right and disposition right, as guarantee for all the debts under the Master Contract. The Pledgee, upon review of the pledged items, agrees to accept such pledge guarantee, and the two parties have entered into this pledge contract as below.

1

Article II Definitions

The terms used herein shall have the following definition, unless otherwise indicated.

1.          “Master Contract” means the “Comprehensive Credit Facility Agreement” between the Pledgor and the Pledgee and each of the specific credit service contracts entered into pursuant to the “Comprehensive Credit Facility Agreement” for specific businesses.

2.          “Specific Credit Service Contract” means each of the specific credit service contracts entered into between the Pledgor and the Pledgee at the time when the Pledgor provides foreign currency loan, trade financing, discount service, acceptance note, letter of credit, letter of guarantee, factoring service or guarantee (“Specific Credit Services”).

3.          “Events of Breach” means any of the events set forth in Article 12 herein.

4.          “Pledged Items” means the unfixed assets or rights pledged.

5.          “Affiliates” means companies related to the pledged items, including but not limited to affiliated companies in an equity pledge.

Article III Master Debt Claims under the Guarantee

6.          The master creditor’s claims the guaranteed by the Pledgor hereunder are the debts generated from all specific credit service contracts pursuant to the Master Contract, and, the principal balance of the master creditor’s claims guaranteed hereunder is the maximum amount of the credit facility specified in the Master Contract, i.e., RMB 200,000,000.00.

Article IV Scope of the Pledge Guarantee

7.          The scope of the guarantee hereunder includes: all outstanding debt principal payable under the Master Contract, interests, compound interests, processing fees, default damages, fees in connection with realizing creditor’s claims (including but not limited to litigation, legal, certification and enforcement fees), fees incurred by the Pledgee in realizing its rights hereunder and other charges payable by the Pledgor in connection with this contract (collectively, “Guaranteed Debts”).

2

Article V Establishment of the Pledge

8.          The Pledgor hereby provides to the Pledgee, with the Pledgee as the first beneficiary, the Pledged Items and all rights, interests and incomes generated therefrom, including but not limited to all proceeds from the sale or lease of the Pledged Items or the compensation to which the Pledgor is entitled in the event of their appropriation. The number and value of the Pledged Items are specified in Appendix 1, which is the component part of this contract.

9.          The parties hereto both acknowledge that the value of the Pledged Items as of the date of this contract is ¥18,000,000.00 even.

Article VI Documents That Must Be Provided by the Pledgor

10.         Before the Pledgor can use any specific credit service under the Master Contract, the Pledgor must provide the originals or certified copies of the following documents:

This contract with the Pledgor’s seal and its legal representative’s signature;

The Pledgor’s articles of association or documents approving this pledge and the Pledgor’s business permit, legal person status certificate and other documents evidencing its existence;

The Pledgor’s board or shareholder resolution approving this pledge;

Original documents evidencing the Pledged Items;

If the Pledged Items are real estates, all insurance policies in connection therewith;

If the Pledged Items are rights, all documents in connection therewith with the Pledgor’s endorsements;

If the Pledged Items are equities, the Pledgor’s business permit, capital verification reports, most financial reports, board or shareholder resolution approving this pledge, and other required regulatory and government documents.

If the Pledged Items are part of holdings in a fund, the corresponding documents required;

Other documents that the Pledgee may reasonably request.

Article VII Pledgor’s Representations and Warranties

11.        The Pledgor hereby makes the following representations and warranties to the Pledgee:

The Pledgor is a legal person with complete ability for civil activities and has the complete qualification and power to execute and perform this contract and to bear civil responsibilities.

3

The Pledgor has carefully read, fully understands and accepts the contents herein and the execution and performance of this contract is voluntary; the Pledgor acknowledges that the intents expressed herein are its true intents.

All the documents, material and certificates provided by the Pledgor to the Pledgee are authentic, complete, accurate and valid, and all copies of documents provided are consistent with the originals thereof.

The Pledgor is the legal owner of the Pledged Items or has the right to dispose of, or the regulatory approval (if required) to pledge the Pledged Items. There are no encumbrances on, nor any disputes or defects about, the Pledged Items.

The Pledgor has obtained all the government approvals and third party consents necessary for the execution of this contract, and the execution of this contract will not violate any other contracts to which the Pledgor is a party.

The pledge hereunder will not have any restrictions.

Besides this contract, the Pledgor has not executed any other contracts pursuant to which the Pledged Items are gifted, transferred or disposed of in part or in whole, or attached with other encumbrances.

The information provided in Appendix 1 regarding the Pledged Items are true and accurate.

The Pledgor has paid all fees and charges payable (including taxes) in connection with the Pledged Items and performed all other covenants and obligations regarding the Pledged Items.

The Pledgor has completed all filings and registrations required to ensure the effectiveness and validity and enforceability of this contract.

There has been no pending litigation, arbitration or administrative proceedings that involve the Pledgor, the Pledged Items or that will have a substantively adverse effect on the Pledgor’s ability to perform its obligations hereunder.

There has been no, and nor there will be, any event of breach.

The Pledged Items are valid and in existence and within the scope of the pledge.

The representations and warranties above will remain true and accurate during the effective term of this contract, and the Pledgor will provide further documents any time at the Pledgee’s request.

Article VIII The Pledgor’s Representations and Warranties

12.        The Pledged Items hereunder must be delivered by the Pledgor to the Pledgee on March 14, 2014, and the Pledgee will review and accept in accordance with the provisions herein.

The Pledgor must proceed with the Pledgee to process the pledge registration procedures at the registration agency within 10 business days upon the execution of this contract. All documents of evidence regarding the pledge issued by such agency must be handed over to the Pledgor for safekeeping.

4

13.        If the Pledged Items are acceptance notes or checks, they must be endorsed by the Pledgor with words “pledge” on the back thereof.

14.        If the Pledged Items are company bonds, they must be endorsed by the Pledgor with words “pledge” on the back thereof.

15.        The Pledged Items and all the documents of evidence regarding the pledge must be handed over by the Pledgor to the Pledgee for safekeeping.

Article IX The Pledgor’s Covenants

16.        Before all the guaranteed debts are repaid, the Pledgor must:

Abide by all the laws and regulations applicable to this contract and perform all responsibilities and obligations hereunder, and take all necessary measure to ensure the validity of the ownership right and disposition right to the Pledged Items.

Provide all valid documents regarding the Pledged Items to the Pledgor.

Provide financial reports or other documents at any time at the Pledgee’s request regarding the Pledgor’s operation and financial situation.

Notify the Pledgee of the contents of any notice or order from any government agency regarding the Pledged Items within 5 business days.

Pay on time all taxes and fees in connection with the Pledged Items.

Notify the Pledgee promptly of any major events that may affect the Pledged Items or their value, and provide further guarantee in the event of any decrease in value of the Pledged Items.

Provide periodically to the Pledgee all financial reports of the fund companies or other affiliates corresponding to the Pledged Items and all other information known to the Pledgor that may affect the value of the Pledged Items.

Notify the Pledgee immediately of any events of breach and litigation, arbitration or administrative procedures involving the Pledged Items.

Refrain from transferring or disposing of the Pledged Items, attaching additional rights burdens thereupon and engaging in any activity that may affect the Pledged Items before all the guaranteed debts are repaid:

Notify the Pledgee immediately of any threat to the Pledgee’s right and assist the Pledgee to prevent any harm or damage.

Provide further guarantee at the Pledgee’s request in the event of material decrease in value of the Pledged Items.

Continue to exercise its rights under the charter or articles of incorporation of the fund companies or other affiliates (except the right to distribute dividends) and perform its obligations proportional to its shareholdings, except when requested by the Pledgee otherwise.

5

Refrain from amending, or agreeing to amend, the charter or articles of incorporation of any affiliate companies prior to obtaining the Pledgee’s consent.

Notify the Pledgee of any resolutions or decisions of any affiliate companies of which the Pledgor are shareholders and, if the Pledgor intends to approve any major events (including but not limited to dividend distribution), the Pledgor must obtain prior written consent from the Pledgee.

Deposit any cash dividends from the fund companies or affiliate companies in the bank account set up with the Pledgee, with the Pledgee has the priority right for compensation.

Article X The Disposition of the Pledged Items

17.        If the Pledged Items are acceptance notes, certificates of deposit, warehouse receipts, bills of lading, the Pledgee has the right to cash out or dispose of the underlying goods at a discount, with the proceeds to be used as repayment toward the guaranteed debts.

18.        Upon mutual consultation and agreement, the Pledgor may transfer shares of the pledged funds or stock, with the proceeds to be used as repayment toward the guaranteed debts.

19.        Upon mutual consultation and agreement, the Pledgor may transfer or permit third parties to use the pledged patents, copyrights or intellectual property, with the proceeds to be used as repayment toward the guaranteed debts.

20.        Upon the occurrence of any event of breach during the effective period of the pledge, the Pledgee has the right to exercise its pledgee’s right, including but not limited to selling the Pledged Items hereunder, or negotiating a discount price with the Pledgor to dispose of the Pledged Items.

21.        In the course of disposing of the Pledged Items hereunder in accordance with the provisions above, the Pledgee has the right to sell the Pledged Items at market price without the obligation to compensate the Pledgor for any losses and to demand that the Pledgor be responsible for all the fees incurred in the Pledgee’s exercise of such right.

22.        Upon the request of the Pledgee, the Pledgor must assist the Pledgee in obtaining all approvals or consents necessary for the exercise of the pledgee’s right and in completing other necessary procedures.

23.        The proceeds from the disposition of the Pledged Items hereunder will be applied in the following order: fees and expenses incurred in such exercise or disposition, taxes payable, and repayment of the guaranteed debts. The remaining amount, if any, must be returned to the Pledgor.

6

24.        The Pledgee has no obligation to compensate the Pledgor for any losses resulting from such exercise or disposition, except such resulting from the Pledgee’s material fault.

Article XI Nature and Effectiveness of the Pledge

25.        The pledge hereunder is a continuous guarantee and will remain in full effect until the guaranteed debts have been repaid in full. The effectiveness of this pledge will not be affected by any liquidation, M&A, spin-off, reorganization or other corporate events or by any other arrangements regarding the guaranteed debts.

26.        The pledge guarantee hereunder is independent of any other guarantee made by the Pledgor. The Pledgee has not obligation to exercise any other guarantee or take other remedial measures before exercising its right hereunder.

Article XII Events of Breach

27.        Any of the following events constitutes an event of breach:

The Borrower under the Master Contract files for bankruptcy or dissolution;

The debts under the Master Contract are due but have not been repaid;

The Borrower is involved in any litigation with any third party and the court rules against the Borrower, resulting in its loss of ability to repay the debts, interest and other fees;

Other events affecting the Pledgor’s ability to repay the debts, interest and other fees;

Other events of breach set forth in the Master Contract;

The Pledgor transfers, sells or disposes of the Pledged Items or establish other encumbrances thereupon without prior authorization from the Pledgee;

The Pledgor’s representations and warranties are deemed untrue or inaccurate;

The Pledged Items hereunder or parts thereof are appropriated or seized, regardless of any compensation or lack thereof;

The Pledged Items hereunder or parts thereof are no longer valid or the validity thereof is terminated or restricted for whatever reason;

The Pledgor ceases operation or files, or is forced to file, for bankruptcy, liquidation or other procedures.

The occurrence of any major litigation, arbitration or administrative procedures affecting the Pledgor or the Pledged Items;

The value of the Pledged Items have materially decreased and the Pledgor fails to provide additional guarantee at the Pledgee’s request;

The fund company or affiliate companies file, or are forced to file, for bankruptcy, liquidation or other procedures;

7

The Pledgor amends, or agree to amend, the charter or articles of incorporation of the affiliates without prior written approval from the Pledgee;

The Pledgor violates other obligations hereunder, or there occurs other events that, in the Pledgee’s opinion, will have a material adverse effect on the Pledgee’s rights hereunder.

28.        Upon the occurrence of any of the above, the Pledgee has the right to:

Take remedial measures under the Master Contract and hereunder;

Exercise its rights in accordance with Article X herein;

Exercise other rights available under other guarantee regarding the guaranteed debts.

Article XIII Taxes and Other Withholdings

29.        The Pledgor must pay in full all taxes payable hereunder and must not make any offsets or deductions. If the Pledgor is required by law to make such offsets, withholdings or deductions, the Pledgor must provide to the Pledgee the corresponding amount equal to such offsets, withholdings or deductions.

Article XIV Others

30.        The Pledgor must be responsible for all fees and expenses in connection with the execution and performance of this contract. However, the Pledgor must also be responsible for all fees incurred by the Pledgee (including attorney fees, appraisal fees, registration and maintenance fees and litigation cost) in the course of realizing the Pledgee’s rights.

31.        Without prior consent from the Pledgee, the Pledgor shall not transfer all or part of his obligations hereunder.

32.        The Pledgee may transfer all the guaranteed debts to a third party without obtaining the Pledgor’s consent; if the Pledgee’s rights hereunder are also transferred, the Pledgor must complete the corresponding change registration procedures.

33.        After this contract has become effective, if the Pledgor undertakes any spin-off or M&A, the surviving entity must assume its obligations hereunder.

34.        If the Pledgor pledges real estate to which the Pledgor does not have ownership right but which is legally occupied by the Pledgor, the Pledgee will not be responsible for any compensation for losses resulting from the disposition of such property in ignorance of such fact.

8

35.         If the Pledgor uses cash as security and transfer it to the Pledgee as guarantee, the Pledgee may use such cash as repayment for any guaranteed debts if the Borrower fails to perform its repayment obligations.

36.         If the Pledgor fails to hand over the Pledged Items on time in accordance with the provisions herein, the Pledgee may declare the debts under the Master Contract due ahead of schedule and to demand that the Borrower repay all debts. And the Pledgor must be responsible for any resulting loss suffered by the Pledgee.

37.         If the Pledgee loses control of the Pledged Items due to any cause not attributable to the Pledgee, the Pledgor must assist the Pledgee in its efforts to regain control; however such occurrence does not affect the Pledgor’s obligations to assume liability for breach.

38.         If the Pledged Items specified herein are not the same as the items actually handed over, then the property actually handed over must be the Pledged Items.

39.         The Pledgor must be responsible for any damage or harm caused to the Pledgee’s other assets due to any hidden defects of the Pledged Items.

40.         The effectiveness of the Pledgee’s right extends to the ancillaries of and yields from the Pledged Items.

41.         Upon obtaining consent from the Pledgor, the Pledgee may use the Pledged Items in its control to establish pledge to a third party in order to guarantee its own debts.

42.         If the Pledgee has not been fully repaid after the end of the debt performance period, the Pledgee may continue to keep the Pledged Items and use them to exercise its rights. The Pledged Items must be returned after the guaranteed debts have been fully repaid.

43.         Any grace period, favorable treatment or extension granted by the Pledgee to the Pledgor shall not affect, damage or restrict any other rights to which the Pledgee is entitled in accordance with the provisions herein and with the law and statutes, nor shall they be considered a waiver by the Pledgee of its rights and interests hereunder or affect the Pledgor's responsibilities and obligations hereunder.

44.         If, at any time, any of the provisions herein becomes illegal, invalid or unenforceable in any aspect, the legality, validity or enforceability of other provisions herein shall not be affected or diminished.

45.         The Pledgee must have the first priority right to any insurance compensation or indemnification from the Pledged Items if the Pledged Items are lost, damaged or appropriated.

9

46.         All notices or requests regarding this contract must be sent in writing to the addresses or fax numbers listed on the first page of this contract. One party must notify the other party promptly of any changes of addresses or fax numbers. The documents sent by one party to the other shall be considered to have been delivered if sent by courier, three days after its being sent if by registered mail, and immediately if by fax.

Article XV Governing Law and Resolution of Dispute

47.         This contract is governed by the PRC law and must be interpreted accordingly.

48.         Any dispute in connection with this contract must be settled through consultation; if consultation fails, the dispute should be submitted to legal proceedings at the court where the Pledgee is located.

Article XVI Effectuation, Revision and Dissolution of the Contract

49.         This contract must be signed by the representatives of both parties before it can become effective.

50.         No party can revise or dissolve this contract without authorization. Any revision or dissolution must be agreed to by both parties in a signed written agreement.

51.         The Pledgee must return the Pledged Items to the Pledgor and assist the Pledgor in processing the pledge dissolution procedures, at the Borrower’s or the Pledgor’s cost, within 15 business days after the Borrower or the Pledgor has repaid in full all the guaranteed debts and fulfilled other obligations hereunder or under other contracts.

Article XVII Attachments

52.         Other matters not covered herein may be provided in a written agreement to be attached hereto. Such attachment is an inseparable part hereof and has the same legal effect.

53.         The List of the Pledged Items.

10

Article XVIII Supplementary Provisions

54.         This contract has to five copies, with one to the Pledgor, three to the Pledgee and one to the registration agency, and all have the same legal effect.

55.         This contract is executed on March 13, 2014 in Hohhot.

56.         The parties hereto agree that this contract must be certified (optional provision; not applicable to this contract.)

Article XVIII Insurance of the Pledged Items

57.         Before the Borrower can use any credit services provided by the Pledgee in accordance with the Master Contract, the Pledgor must purchase insurance on the Pledged Items at its own cost, and the insured amount must not be lower than the value of the Pledged Items.

58.         During the effective period of this contract, the Pledgee must be the first beneficiary of all the insurance policies covering the Pledged Items.

59.         During the effective period of this contract, all the insurance policies covering the Pledged Items must be handed over to the Pledgee for safekeeping.

60.         If the Pledgor delays or fails to purchase insurance, the Pledgee has the right (but not the obligation) to purchase such insurance on behalf of the Pledgor and the Pledgor must reimburse the Pledgee for the insurance cost.

61.         Before the guaranteed debts have been repaid in full, the Pledgor must not cancel or change such insurance policies.

62.         Before the guaranteed debts have been repaid in full, the Pledgor must pay all fees in connection with such insurance and renew such insurance policies on time. If the Pledgor fails to do this, the Pledgee has the right (but not the obligation) to renew such insurance on behalf of the Pledgor or in its own name to keep such insurance in effect. The Pledgor must be responsible for all the resulting fees and such fees will become part of the guaranteed debts.

63.         The term of such insurance must not be less than that of the credit facility under the Master Contract. If at the end of the pledge period, the Pledgor and the Pledgee reach agreement to extend the term of the pledge, the Pledgor must extend correspondingly the term of such insurance at the Pledgee’s request.

The Pledgor:                /seal/ Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd.

Legal Representative: /seal/ SUN Xiaofeng

11

The Pledgee:	/seal/ China Everbright Bank Holdings. Co., Ltd., Hohhot Branch
Authorized Agent:	/s/ [not legible]

12

Appendix 1

List of the Pledged Items

No.	Name	Quantity	Documents of Evidence	Unit Price	Total Price
1	Invention Patent Certificate	1	Botanical Nutrient Solution Preparation Method ZL 20061013195.7		¥9 Million
2	Invention Patent Certificate	1	Animal Nutrient Solution Preparation Method ZL 200510118240.2		¥9 Million

13